UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2008

SKAGIT STATE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-52096	20-5048602
Commission File Number	IRS Employer Identification No.

301 East Fairhaven Avenue
Burlington, Washington 98233
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (360) 755-0411

Not Applicable

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 27, 2008, Skagit State Bancorp, Inc. (the “Company”) announced the repurchase of 85,022 shares of its common stock from Frontier Financial Corporation (“Frontier”) at $180 per share in a private transaction, for an aggregate purchase price of $15.3 million.  In its most recent regulatory filing made with the Securities Exchange Commission, Frontier reported that it owned 85,022 shares, or 12.66% of the Company’s common stock.

A copy of the press release announcing the stock repurchase is attached to this report as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired:  None
(b) Pro Forma financial Information:  None
(c) Shell Company Transactions:  None
(d) Exhibits:

99.1  Press Release dated March 27, 2008 announcing the stock repurchase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 28, 2008	SKAGIT STATE BANCORP, INC

		By:	/s/ Cheryl R. Bishop
Cheryl R. Bishop
President and Chief Executive Officer